Exhibit 99.3
FIRSTMERIT CORPORATION
DISPLACEMENT AGREEMENT
     THIS AGREEMENT (“Agreement”) is effective the 18th day of May, 2006 (“Effective Date”) by and between FirstMerit Corporation, an Ohio corporation (the “Company”), and Paul Greig, the executive employee who has executed this Agreement (“Employee”).
     The Company and the Employee agree that, regardless of any term or provision suggesting the contrary, this Agreement will be administered consistently with Section 409A of the Internal Revenue Code of 1986, as amended (“Code”).
R E C I T A L S:
     A. The Employee serves as an executive and is considered a key corporate officer of the Company or one of its affiliates.
     B. The Board of Directors of the Company (“Board”) has determined that the interests of the Company’s shareholders will be best served by ensuring that its key corporate officers will adhere to the policies of the Board and senior management with respect to any merger, acquisition or like transaction that does not result or involve a Change in Control of the Company.
     C. The Board has also determined that it is in the best interests of the shareholders to promote stability among key officers and employees, particularly during the period leading up to and after a merger, acquisition or like transaction.
     D. The Employee and the Company have previously entered into an employment agreement and may also enter into a Change in Control Termination Agreement which protects the Employee in the circumstances of a termination of employment following a Change in Control of the Company. If an event (or a series of events) creates an entitlement under both the Change in Control Termination Agreement and this Agreement, the Employee will not be entitled to be paid benefits under both this Agreement and the Change in Control Termination Agreement but will be entitled to a benefit under this Agreement or under the Change in Control Termination Agreement, whichever produces the largest after-tax benefit to the Employee.
     IN CONSIDERATION OF THE FOREGOING, the mutual covenants hereinafter contained and other good and valuable consideration, receipt of which is hereby acknowledged, the Company and the Employee agree as follows:
     1. Duties of Employee. In exchange for the compensation and benefits described in this Agreement, the Employee agrees to discharge the obligations described in Paragraph 9 and, consistent with his duties to shareholders and other legal obligations, the Employee shall support the position of the Board and the Company’s senior management and shall take any action reasonably requested by the Board and the Company’s senior management with respect to any merger, acquisition or like transaction not involving a Change in Control of the Company. The Employee agrees (on his own behalf and in behalf of his heirs, assigns and beneficiaries) that the compensation and benefits described in this Agreement are adequate consideration for the obligations assumed in this Agreement.
     2. Displacement and Change in Control.
          (a) The term “Displacement” shall mean a merger, acquisition or like transaction where no Change in Control of the Company has occurred.
          (b) The term “Change in Control” shall mean the occurrence of any one of the following events on or after the Effective Date:
               (i) Individuals who, on April 19, 2000, constituted the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to April 19, 2000 whose election or nomination for election was approved by a vote of at least 2/3rds of the then Incumbent Directors (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) shall be an Incumbent Director; provided, however, that no individual elected or nominated as a director of the Company initially as a result of an actual or threatened election contest with respect to directors or any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall ever be deemed to be an Incumbent Director;
               (ii) Any “person” (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the “Exchange Act”) and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) becomes through any means (including those described in paragraph (iii)(u) through (z)) a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing 50% or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”);
               (iii) Any “person” (as such term is defined in Section 3(a)(9) of the Securities Exchange Act of 1934 (the “Exchange Act”) and as used in Sections 13(d)(3) and 14(d)(2) of the Exchange Act) becomes a “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of Company Voting Securities representing 25% or more (but less than 50%) of the Company Voting Securities; provided, however, that the event described in this paragraph (iii) shall not be deemed to be a Change in Control for purposes of this paragraph (iii) by virtue of any of the following acquisitions:
               (u) by the Company or any Subsidiary (i.e., any entity related to the Company through common ownership as determined under Sections 414 or 1563 of the Code);
               (v) by or through any employee benefit plan sponsored or maintained by the Company or any Subsidiary and described (or intended to be described) in Section 401(a) of the Code;

     (w) directly through an equity compensation plan maintained by the Company or any Subsidiary, including a program described in Section 423 of the Code;
     (x) by any underwriter temporarily holding securities pursuant to an offering of such securities;
     (y) by any entity or “person” (including a “group” as contemplated by Sections 13(d)(3) and 14(d)(2) of the Exchange Act) with respect to which that acquirer has filed SEC Schedule 13G indicating that the securities were not acquired and are not held for the purpose of or with the effect of changing or influencing, directly or indirectly, the Company’s management or policies (regardless of whether such acquisition of securities is considered to constitute the acquisition of control under the Bank Holding Company Act of 1956 pursuant to Regulation Y promulgated thereunder), unless and until that entity or person files SEC Schedule 13D, at which point this exception will not apply to such Company Voting Securities, including those previously subject to an SEC Schedule 13G filing; or
     (z) pursuant to a Non-Control Transaction (as defined in paragraph (iv)).
          (iv) The consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving the Company or any of its Subsidiaries that requires the approval of the Company’s shareholders, whether with respect to such transaction or the issuance of securities in connection with the transaction (a “Business Combination”), unless immediately following such Business Combination:
     (y) more than 50% of the total voting power of (A) the corporation resulting from such Business Combination (the “Surviving Entity”), or (B) if applicable, the ultimate parent corporation that directly or indirectly has beneficial ownership of 100% of the voting securities eligible to elect directors (“Total Voting Power”) of the Surviving Entity (the “Parent Entity”), is represented by Company Voting Securities that were outstanding immediately prior to such Business Combination (or, if applicable, shares into which such Company Voting Securities were converted pursuant to such Business Combination), and such voting power among the holders thereof is in substantially the same proportion as the voting power of such Company Voting Securities among the holders thereof immediately prior to the Business Combination; and
     (z) at least a majority of the members of the board of directors of the Parent Entity (or, if there is no Parent Entity, the

Surviving Entity) following the consummation of the Business Combination were Incumbent Directors at the time of the Board’s approval of the execution of the initial agreement providing for such Business Combination.
               Any Business Combination which satisfies all of the criteria specified in (iv)(y) and (iv)(z) shall be deemed to be a “Non-Control Transaction”); or
               (v) the shareholders of the Company approve a plan of complete liquidation or dissolution of the Company.
     Notwithstanding the foregoing, a Change in Control of the Company shall not be deemed to occur solely because any person acquires beneficial ownership of more than 25% of the Company Voting Securities as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding; provided, that if after such acquisition by the Company such person becomes the beneficial owner of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities beneficially owned by such person by more than one percent, a Change in Control of the Company shall then occur.
     For purposes of this Agreement, the entity resulting from a Displacement (including, if appropriate, the Company) or succeeding to the Company’s interest in connection with a Displacement is referred to as the “Displacement Entity.”
     If more than one event that constitutes a Displacement occurs during a Protection Period (as defined below), the Employee shall be entitled to the amount that equals the largest after-tax amount generated by any of the Displacements.
     If one or more events generate a payment under both this Agreement and the Change in Control Termination Agreement, the Employee will be entitled only to the benefit described in this Agreement or in the Change in Control Termination Agreement, whichever provides the highest after-tax value to the Employee, but will not be entitled to amounts under both agreements.
     Notwithstanding any other provision of this Agreement, the Employee will not be entitled to any amount under this Agreement if he acted in concert with any person or group (as defined above) to effect a Displacement, other than at the specific direction of the Board and in his capacity as an employee of the Company or any Subsidiary.
     3. Company’s Right to Terminate. The entity with which the Employee has a direct employment relationship (“Employer”) may terminate the Employee’s employment at any time during the term of this Agreement, subject to the terms of this Agreement and the obligation to provide the amounts stated herein if due.
     4. Termination in Connection With a Displacement. In the event of termination of employment from the Company or any Subsidiary before a Displacement or, after a Displacement, the Displacement Entity or any Related Entity (i.e. any entity related to the Displacement Entity through common ownership as determined under Section 414 or 1563 of the

Code) (including an involuntary termination while the employee is absent from active employment pending determination of Disability under the procedures described in Paragraph 4(a)) within the Protection Period (i.e., the period beginning on the date the Board first learns of an act or event that results in a Displacement, even if that period begins before the Effective Date, and ending on the last day of the number of calendar months specified in Item 10 on Exhibit A beginning coincident with or immediately after a Displacement), the Employee shall be entitled to the benefits provided in Paragraph 6 unless such termination is because of the Employee’s death or determination of Disability (as described in Paragraph 4(a)), for Cause, or by the Employee other than for Good Reason.
          (a) Disability. The term “Disability” shall mean termination because of Total and Permanent Disability as defined in the Long-Term Disability Plan in effect at any time during the Protection Period in which the Employee is or was participating when the condition began (or, if the Employee is or was not participating in a Long-Term Disability Plan when the condition begins, as defined under any long-term disability program in effect at any time during the Protection Period). If the Employee is deemed Disabled, his date of termination will be the end of any period prescribed under the long-term disability plan for determining eligibility for long term disability benefits and any termination occurring before that date will not be a termination for Disability. Also, any adjustment to the Employee’s compensation, job duties or other circumstances of employment during the period his Disability is being established will not constitute a basis for “Good Reason” under Paragraph 4(c).
          (b) Cause. The term “Cause” shall mean one or more of the following acts of the Employee:
(i) any act of fraud, intentional misrepresentation, embezzlement, misappropriation or conversion by the Employee of the assets or business opportunities of the Company or any Subsidiary before a Displacement or, after a Displacement, the Displacement Entity or any Related Entity;
(ii) conviction of the Employee of (or plea by the Employee of guilty to) a felony (or a misdemeanor that originally was charged as a felony but was reduced to a misdemeanor as part of a plea bargain) or intentional and repeated violations by the Employee of the Employer’s written policies or procedures;
(iii) disclosure, other than through mere inadvertance, to unauthorized persons of any Confidential Information (as defined below);
(iv) intentional breach of any contract with or violation of any legal obligation owed to the Company or any Subsidiary before a Displacement or, after a Displacement, the Displacement Entity or any Related Entity;
(v) dishonesty relating to the duties owed by the Employee to the Company or any Subsidiary before a Displacement or, after a Displacement, the Displacement Entity or any Related Entity;

(vi) the Employee’s (x) willful and continued refusal to substantially perform assigned duties (other than any refusal attributable to an event that constitutes Good Reason, as defined in paragraph (c)), (y) willful engagement in gross misconduct materially and demonstrably injurious to the Company or any Subsidiary before a Displacement or, after a Displacement, the Displacement Entity or any Related Entity or (z) breach of any term of this Agreement; or
(vii) any intentional cooperation with any party attempting to effect a Displacement unless (y) the Board has approved or ratified that action before the Displacement or (z) that cooperation is required by law.
     However, Cause will not arise solely because the Employee is absent from active employment during periods of vacation, consistent with the Employer’s applicable vacation policy, sickness or illness or while suffering from an incapacity due to physical or mental illness, including a condition that does or may result in a Disability or other period of absence initiated by the Employee and approved by the Employer.
     The term “Confidential Information” shall mean any and all information (other than information in the public domain) related to the Company’s, any Subsidiary’s, the Displacement Entity’s or any Related Entity’s business, including all processes, inventions, trade secrets, computer programs, technical data, drawings or designs, information concerning pricing and pricing policies, marketing techniques, plans and forecasts, new product information, information concerning methods and manner of operations and information relating to the identity and location of all past, present and prospective customers and suppliers.
          (c) Good Reason. The term “Good Reason” shall mean any of the following to which the Employee has not specifically consented in writing:
(i) at any time during the Protection Period, any breach of this Agreement (including breach of the commitments undertaken under Paragraph 9(d) of any nature whatsoever) by or on behalf of the Company or any Subsidiary before a Displacement or, after a Displacement, the Displacement Entity or any Related Entity;
(ii) at any time during the Protection Period, a reduction in the Employee’s title, duties, responsibilities or status, as compared to either (y) the Employee’s title, duties, responsibilities or status immediately before the beginning of the Protection Period or (z) any enhanced or increased title, duties, responsibilities or status assigned to the Employee during the Protection Period;
(iii) at any time during the Protection Period, the permanent assignment to the Employee of duties that are inconsistent with (y) the Employee’s office immediately before the beginning of the Protection Period or (z) any more senior office to which the Employee is promoted during the Protection Period;

(iv) during any calendar year ending during the Protection Period (or any fractional calendar year ending within the Protection Period), a 15 percent (or larger) reduction (other than a reduction that is attributable to any termination for death, after reaching age 65 (but only if the Employee is then entitled to an immediate, unreduced benefit under a deferred compensation plan described in Section 401(a) of the Code), Disability or Cause, voluntary termination by the Employee other than for Good Reason or for any period of temporary absence protected by law or initiated by the Employee and approved by the Employer) in the aggregate value of the highest of the Employee’s total compensation for the calendar year ending before the Date of Termination, as determined under Paragraph 5 (including base salary, cash bonus potential (as distinguished from the cash bonus earned), the value of employee benefits, other than value associated solely with the performance of investments the Employee controls, and fringe benefits but excluding compensation attributable to the exercise or liquidation of stock options) or, if higher, the Employee’s total compensation for the last calendar year ending before the beginning of the Protection Period (including base salary, cash bonus potential, the value of employee benefits, other than value associated solely with the performance of investments the Employee controls, and fringe benefits) but, in both cases, determined without regard to any amounts, paid or payable, under Paragraphs 6, 7, 8 and 11;
(v) at any time during the Protection Period, a requirement that the Employee relocate to a principal office or worksite (or accept indefinite assignment) to a location more than 50 miles distant from (y) the principal office or worksite to which the Employee was assigned immediately before the beginning of the Protection Period or (z) any location to which the Employee agreed, in writing, to be assigned after a Displacement;
(vi) at any time during the Protection Period, the imposition on the Employee of business travel obligations substantially greater than the Employee’s business travel obligations during the 12-consecutive-calendar-month period ending immediately before the beginning of the Protection Period but determined without regard to any special business travel obligations associated with activities relating to the Displacement;
(vii) at any time during the Protection Period, the Employer’s (u) failure to continue in effect any material fringe benefit or compensation plan, retirement or deferred compensation plan, life insurance plan, health and accident plan, sick pay plan or disability plan in which the Employee is participating (or was eligible to participate) immediately before the beginning of the Protection Period, (v) modification of any of the plans or programs just described that adversely affects the potential value of the Employee’s benefits under those plans (other than value associated solely with the performance of investments the Employee controls) or (w) failure to provide the Employee, after a Displacement, with the same number of paid vacation days to which the Employee is or becomes entitled at or anytime during the Protection Period under the terms of the Employer’s vacation policy or program. However, Good Reason will not arise under this subsection solely because (x) the Company or any Subsidiary before a Displacement or, after a Displacement, the Displacement Entity or any Related Entity terminates or modifies any such program during the Protection Period solely to comply with applicable law but only to the extent required to meet applicable legal standards, (y) a plan or benefit program expires under self-executing terms contained in that plan or benefit program before the Displacement or (z) the Company or any Subsidiary before a Displacement or, after a Displacement, the Displacement Entity or any Related Entity replaces a plan or program with a successor plan or program of equal or equivalent value to the Employee;
(viii) for the duration of any period of any absence from active employment that begins or continues at any time during the Protection Period, failure to provide or continue for the Employee any benefits (including disability benefits) available to employees who are absent from active employment (including because of disability) under programs maintained by the Company, a Subsidiary, the Displacement Entity or any Related Entity on the date the absence (including disability) begins;
(ix) during the Protection Period, the Employee is unable to perform normally assigned duties because of a physical or mental condition and before his Disability is established under Paragraph 4(a), the Company or any Subsidiary before a Displacement or, after a Displacement, the Displacement Entity or any Related Entity terminates the Employee before the end of the Disability determination period described in Paragraph 4(a);
(x) during the Protection Period, the Company or any Subsidiary before a Displacement or, after a Displacement, the Displacement Entity or any Related Entity unsuccessfully attempts to terminate the Employee for Cause, in which case the Effective Period will not end earlier than 60 days after the conclusion of the Employer’s unsuccessful attempt to terminate the Employee for Cause;
(xi) during the Protection Period, the Employer attempts to amend or terminate this Agreement without regard to the procedures described in Paragraphs 10 or 13;
(xii) failure at any time to obtain an assumption of the Company’s or any Subsidiary’s, before a Displacement, or, after a Displacement, the Displacement Entity’s or any Related Entity’s obligations under this Agreement by any successor to any of them, regardless of whether such entity becomes a successor to the Company or any Subsidiary, before a Displacement, or, after a Displacement, the Displacement Entity or any

Related Entity as a result of a merger, consolidation, sale of assets or any other form of reorganization; or
(xiii) termination of employment which is not effected pursuant to a Notice of Termination satisfying the requirements of Paragraph 5 herein.
     5. Notice of Termination. Any purported termination of the Employee’s employment shall be communicated by written Notice of Termination to the other party delivered no later than 60 days after the Employee, in the case of Good Reason, or, in other cases, the Company or any Subsidiary, before a Displacement, or, after a Displacement, the Displacement Entity and any Related Entity, know or with reasonable diligence should have known of the event constituting Good Reason, Cause or Disability. For purposes of this Agreement, a “Notice of Termination” shall mean a notice which shall indicate the specific termination provisions in this Agreement relied upon, shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Employee’s employment under the provisions so indicated, and shall specify a “Date of Termination”. However, the Date of Termination specified in the notice:
(a) In the case of a termination because of Disability, will be no earlier than the end of the disability determination period described in Paragraph 4(a);
(b) In the case of a termination for Cause, on the Date of Termination specified in the Notice of Termination (which may not be earlier than the date on which the condition constituting Cause occurred), unless, within 30 days after the date the Notice of Termination for Cause is delivered to the Employee, the Employee corrects to the reasonable satisfaction of the Employer the condition specified in the Notice of Termination for Cause as the basis for the termination, in which case the Notice of Termination will be deemed to have been withdrawn and will be of no effect;
(c) In the case of a termination for Good Reason, on the Date of Termination specified in the Notice of Termination (which may not be earlier than the day before the event constituting Good Reason occurred), unless, within 30 days after the date the Notice of Termination for Good Reason is delivered (even if this 30 day period extends beyond the term as defined in Paragraph 10), the Employer corrects to the reasonable satisfaction of the Employee the condition specified in the Notice of Termination for Good Reason as the basis for the termination, in which case the Notice of Termination will be deemed to have been withdrawn and will be of no effect; and
(d) in all other cases, the date the Notice of Termination is delivered.
     6. Compensation and Benefits Upon Termination.
          (a) If a Displacement has occurred and during the Protection Period the Employee’s employment is terminated (i) by the Employer other than for Cause, Disability or death, or (ii) by the Employee for Good Reason, the Employee shall be entitled to (and each of the Displacement Entity and all Related Entities shall be jointly liable for) the compensation and benefits provided in subparagraph (c) below.
          (b) The compensation described in subparagraphs (c)(i), (c)(ii) and (c)(iii) shall be paid by the Displacement Entity or the Employer (or jointly by them) to the Employee in a single lump sum cash payment on or before the fifth business day following the effective Date of Termination. The compensation and benefits described in subparagraphs (c)(iv), (c)(v), (c)(vi) and (c)(vii) will be paid as provided in those subparagraphs.
          (c) The compensation and benefits payable to an Employee pursuant to this Paragraph 6 shall be as follows:
(i) Base Salary to Date of Termination. The Employee’s full base salary through the Date of Termination.
(ii) Base Salary. An amount equal to the Employee’s annual base salary (at the highest annualized rate in effect at any time during the Protection Period) multiplied by the number indicated in Item 6(c)(ii) on Exhibit A, which Exhibit is attached hereto and incorporated by reference herein.
(iii) Incentive Compensation. An amount equal to (y) the value of the incentive compensation payment the Employee would receive if payout was made at the “target” percentage for the Employee under the Company’s Executive Incentive Plan (and/or any analogous plan adopted after the date of this Agreement) for the year of the Employee’s Date of Termination (or any higher percentage based on objective criteria specified in the Executive Incentive Compensation Plan for the year in which the Date of Termination occurs and/or any analogous plan adopted after the date of this Agreement that the Employee has achieved before the Date of Termination) or, if higher, the value of any incentive compensation payment received by the Employee under the Company’s Executive Incentive Plan (and/or any analogous plan adopted after the date of this Agreement) at any time during the Protection Period multiplied by (z) the number indicated in Item 6(c)(iii) on Exhibit A.
(iv) Stock Plans. The Employee’s outstanding stock options, restricted stock and other stock, phantom stock, stock appreciation rights or similar arrangements in which he participates, whether issued before, in connection with or after the Displacement will be fully vested and exercisable. Notwithstanding any provisions to the effect that rights terminate upon termination of employment, the Employee (or his beneficiary) shall be given the longer of 90 days after the Date of Termination, or the remaining period provided in the grant (determined without regard to the Employee’s termination), to realize or exercise all rights or options provided under such plans with respect to any stock option, and other stock, phantom stock, stock appreciation rights or similar grants.
(v) Medical Benefits and Life Insurance. The Employer or the Displacement Entity shall maintain in full force and effect for the Employee’s (and for his family if family coverage is then in effect) continued benefit until the earlier of the number of months listed in Item 6(c)(v) on Exhibit A after the Date of Termination, or the end of the calendar month in which the Employee reaches the age of 67, all medical insurance (including health care, dental and prescription drug insurance), life insurance, and accidental death and dismemberment insurance including conversion rights (collectively “Welfare Benefits”), with coverage and limits, separately for each Welfare Benefit and in the aggregate, identical to those in effect with respect to the Employee (including family coverage if family coverage is then in effect), immediately before the Date of Termination or, if higher (both separately and in the aggregate) at any time during the Protection Period. If the Employer or the Displacement Entity is unable to provide some or all of the Welfare Benefits through its insured program for the duration of the period described in the first sentence of this paragraph, the Employer or the Displacement Entity will distribute to the Employee a lump sum cash amount equal to the highest aggregate premium amount paid during the Protection Period with respect to the Welfare Benefit it is unable to provide through its insured programs multiplied by the number of whole and fractional premium periods for which it is unable to provide this coverage through its insured program, plus an additional amount equal to the Premium Tax Obligation (as defined below). If the Employee is a participant in the Company’s Executive Life Insurance Program (and/or any analogous plan adopted after the date of this Agreement) on the Date of Termination, the Displacement Entity and/or the Employer shall pay the premium for the Employee on such insurance for a period ending the earlier of the number of months listed in Item 6(c)(v) on Exhibit A after the Date of Termination, or the calendar month in which the Employee reaches the age of 67, plus an additional amount to the Employee equal to the Premium Tax Obligation. For the sole purpose of determining the Employee’s eligibility to participate in the Company’s Welfare Benefit programs, the Employee shall be considered to be on a paid leave of absence as long as he is receiving benefits under this Agreement.
The term “Premium Tax Obligation” shall mean an additional cash amount equal to all applicable federal, state and local, income, wage, employment and excise taxes (including those imposable under Code § 4999) so that, after payment of all taxes due on the cash payments described in this subparagraph (c)(v) (i.e., the cash equivalent of the premiums needed to provide the Welfare Benefits the Displacement Entity and/or the Company are unable to provide through their insured programs), the Employee will retain cash equal to the highest aggregate premium amount paid during the Protection Period with respect to the Welfare Benefit it is unable to provide through its insured programs multiplied by the number of whole and fractional premium periods for which it is unable to provide this coverage through its insured program.
(vi) Executive Supplemental Retirement Plan. The following shall apply for purposes of calculating the Employee’s benefits, if applicable, under the FirstMerit Corporation Executive Supplemental Retirement Plan and/or any other nonqualified plan of deferred compensation in effect during the Protection Period (the “SERP”):
               (x) for purposes of calculating the Employee’s Monthly Retirement Income (as defined in the SERP) under Sections 4.01 and 4.02 (or successor section) of the SERP and for purposes of determining the Employee’s vested Monthly Retirement Income under Section 4.05 (or successor section) of the SERP, the Employee’s Years of Service (as defined in the SERP) shall be increased by 36 months;
               (y) for purposes of calculating the Employee’s Monthly Retirement Income under Section 4.02 of the SERP, the Employee’s Attained Age (as defined in the SERP) shall be increased by 36 months; and
               (z) the Employee’s Average Monthly Earnings for purposes of the SERP shall be deemed to be equal to the total of the highest monthly base salary earned by the Employee during the 24 months immediately preceding the Displacement and the value of the incentive compensation payment the Employee would receive if payout was made at the “target” percentage for the Employee under the Company’s Executive Incentive Plan (and/or any analogous plan adopted after the date of this Agreement) in the year of the Employee’s Date of Termination (or any higher percentage based on objective criteria specified in the Incentive Compensation Plan for the year in which the Date of Termination occurs and/or any analogous plan adopted after the date of this Agreement) that the Employee has achieved before the Date of Termination) in the year of Employee’s Date of Termination divided by 12.
                    The terms of this subparagraph (vi) shall apply only if the Employee is a participant in the SERP, and shall supersede any contrary provisions of the SERP and any membership agreement executed between the Company and the Employee in connection with the Employee’s participation in the SERP, unless expressly provided otherwise in such membership agreement. The Employee’s SERP benefit, calculated using the provisions of subparagraphs

(vi)(x), (y) and (z) above, is assumed to commence on the earliest date upon which the Employee is eligible to retire under the SERP for purposes of determining the Actuarial Equivalent (as defined in the SERP) of such benefit.
                    If the SERP is terminated and the Employee cites that termination as a basis for Good Reason termination, the benefits due under this subparagraph will be calculated as if the SERP had not been terminated.
(vii) Outplacement Fees. For a period not to exceed one year after the Date of Termination, the Displacement Entity, the Employer or any Related Entity will pay directly to the provider the reasonable expenses associated with outplacement training of the Employee by a professional placement firm and in an amount not to exceed that listed as Item 6(c)(vii) on Exhibit A.
(viii) The additional consideration described in the Employee’s employment agreement dated May 15, 2006 (or any successor agreement) in exchange for a continuation of the obligations described in Article 6 (or any successor section of similar effect) therein.
     7. Overall Limitation on Benefits. Notwithstanding any provision in this Agreement to the contrary (other than Paragraphs 6(c)(v), 8 and 11 which will apply under the circumstances described in those paragraphs and below), if, as of the date of the Displacement, the Displacement Entity (after consulting with an independent accounting or compensation consulting company) ascertains that the compensation and benefits provided to the Employee pursuant to or under this Agreement, either alone or when combined with other compensation and benefits received by the Employee, would constitute “parachute payments” within the meaning of Section 280G of the Code, or the regulations adopted thereunder, then the Employee will be entitled to a “full gross-up” in an amount sufficient to ensure that, after payment of the taxes (including those attributable to the gross-up) the Employee will retain an after-tax amount equal to the amount he would have retained had no tax arisen under Section 4999 of the Code.
     8. Legal, Etc. Fees. The Displacement Entity shall pay all reasonable legal, accounting and actuarial fees and expenses incurred by the Employee in enforcing any right or benefit provided by this Agreement. If it is subsequently determined that payment of these fees are parachute payments, the Displacement Entity or the Employer will fully gross-up the Employee for the income, wage, employment and excise taxes associated with that payment so that, after all applicable federal, state and local, income, wage, employment and excise taxes (plus any assessed interest and penalties), the Employee will have incurred no liability (either for these fees or the taxes just listed) with respect to the matters encompassed in this paragraph.
     9. Obligations. By signing this Agreement, the Employee agrees to be bound by and to comply with the following restrictions, whether or not the Employee also receives the compensation and benefits described in Paragraph 6.
     (a) If any “person” (as used in Paragraphs 2(b)) initiates a tender or exchange offer, distributes proxy materials to the Company’s shareholders or takes other steps to effect, or that may result in, a Displacement, the Employee agrees not to terminate employment voluntarily during the pendency of that activity (other than by reason of termination after reaching retirement age or Disability or for Good Reason) and to continue to serve as a full-time employee until those efforts are abandoned, that activity is terminated or until a Displacement has occurred.
     (b) Except as otherwise required by applicable law, the Employee expressly agrees to keep and maintain Confidential Information (as defined in Paragraph 4(b)) confidential and not, at any time during or subsequent to the Employee’s employment, to use any Confidential Information for the Employee’s own benefit or to divulge, disclose or communicate any Confidential Information to any person or entity in any manner except (i) to employees or agents of the Company, any Subsidiary, the Displacement Entity and any Related Entity that need the Confidential Information to perform their duties on behalf of the Company, any Subsidiary, the Displacement Entity and any Related Entity, (ii) in the performance of Employee’s duties, (iii) as a necessary (and only to the extent necessary) part of any undertaking by the Employee to enforce the Employee’s rights under this Agreement or (iv) pursuant to a subpoena. The Employee also agrees to notify the Company, before a Displacement and, after a Displacement, the Displacement Entity promptly of any circumstance the Employee believes may legally compel the disclosure of Confidential Information and to give this notice before disclosing any Confidential Information.
     (c) The Employee agrees that during and after employment and without additional compensation (other than reimbursement for reasonable associated expenses) to cooperate with the Company, any Subsidiary, the Displacement Entity and any Related Entity in the following areas:
          (i) the Employee agrees (w) to be reasonably available to answer questions for the Company’s, any Subsidiary’s, the Displacement Entity’s and any Related Entity’s officers regarding any matter, project, initiative or effort for which the Employee was responsible while employed by the Employer and (x) to cooperate with the Company, any Subsidiary, the Displacement Entity and any Related Entity during the course of all third-party proceedings arising out of the Company’s, any Subsidiary’s, the Displacement Entity’s or any Related Entity’s business about which the Employee has knowledge or information. For purposes of this Agreement, (y) “proceedings” includes internal investigations, administrative investigations or proceedings and lawsuits (including pre-trial discovery and trial testimony) and (z) “cooperation” includes the Employee’s being reasonably available for interviews, meetings, depositions, hearings and/or trials without the need for subpoena or assurances by the Company, any Subsidiary, the Displacement Entity or any Related Entity providing any and all documents in the Employee’s possession that relate to the proceeding and providing assistance in locating any and all relevant notes and/or documents.
          (ii) unless compelled to do so by lawfully-served subpoena or court order, the Employee agrees not to communicate with, or give statements or testimony to, any attorney representing an interest opposed to the Company’s, any

Subsidiary’s, the Displacement Entity’s or any Related Entity’s interest (“Opposing Attorney”), Opposing Attorney’s representative (including private investigators) or current or former employee relating to any matter (including pending or threatened lawsuits or administrative investigations) about which the Employee has knowledge or information (other than knowledge or information that is not Confidential Information as defined in Paragraph 4(b)) as a result of employment with the Company, any Subsidiary, the Displacement Entity or any Related Entity. The Employee also agrees to notify the Employer after being contacted by a third party or receiving a subpoena or court order to appear and testify with respect to any matter that may include a claim opposed to the Company’s, any Subsidiary’s, the Displacement Entity’s or any Related Entity’s interest. However, this subsection will not apply to any effort undertaken by the Employee to enforce the Employee’s rights under this Agreement but only to the extent necessary for that purpose.
          (iii) the Employee agrees not to communicate with, or give statements to, any member of the media (including print, television or radio media) relating to any matter (including pending or threatened lawsuits or administrative investigations) about which the Employee has knowledge or information (other than knowledge or information that is not Confidential Information as defined in Paragraph 4(b)) as a result of employment with the Company or a Subsidiary, before a Displacement, or, after a Displacement, the Displacement Entity or a Related Entity immediately after being contacted by any member of the media with respect to any matter affected by this section.
     (d) The Employee, the Company, any Subsidiary, the Displacement Entity and any Related Entity agree that none will make any disparaging remarks about the others. However, this restriction will not preclude (i) remarks by any employee made in the normal course of business, (ii) remarks by the Employee that are required to discharge the Employee’s regular duties or other duties described in this Agreement, (iii) the Company, any Subsidiary, the Displacement Entity or any Related Entity from making (or eliciting from any person) disparaging remarks about the Employee concerning any conduct that may lead to a termination for Cause (including initiating an inquiry or investigation that may result in a termination for Cause), but only to the extent reasonably necessary to investigate the Employee’s conduct and to protect the Company’s, any Subsidiary’s, the Displacement Entity’s and any Related Entity’s interests or (iv) any remarks made by any party that are necessary (but only to the extent necessary) to resolve any dispute arising under this Agreement and that are made solely in the context of proceeding undertaken pursuant to Paragraph 11.
     (e) If the Employee breaches any obligation described in this Agreement:
               (i) If that breach occurs before a Displacement, this Agreement will terminate as of the date of the breach, even if the fact of the breach becomes apparent at a later date and no amounts will be due under this Agreement;

               (ii) If that breach occurs after a Displacement but before the Employee has terminated, this Agreement will terminate as of the date of the breach, even if the fact of the breach becomes apparent at a later date, and no amounts will be due under this Agreement; or
               (iii) If that breach occurs after a Displacement and after the Employee terminates employment, (y) the Displacement Entity will be entitled to treat the Employee as having terminated for Cause and (z) the Employee will repay the amounts already received under Paragraph 6 plus interest calculated with reference to the mid-term applicable federal rate [as defined in Section 1274(d) of the Code] for January 1 of each calendar year, compounded annually until paid and will be entitled to no further amounts under this Agreement.
     10. Term of Agreement. The Term of this Agreement shall be from the Effective Date through the last day of the calendar month which is the number of months listed in Item 10 on Exhibit A beginning after a Displacement. Nevertheless, this Agreement will terminate on the earliest of the following to occur:
     (a) Except as provided in Paragraph 6, the Employee’s employment with the Company or any Subsidiary, before a Displacement, or, after a Displacement, the Displacement Entity or any Related Entity terminates before the beginning of the Protection Period;
     (b) Before the beginning of a Protection Period, the Employee is reassigned to a more junior position than that held on the date of this Agreement; however, if the more junior position is in an employee classification, the majority of whose members have displacement agreements (or analogous agreements, other than a Change in Control Termination Agreement), this Agreement will remain in effect, although benefit levels will automatically be adjusted to the level established under those agreements;
     (c) The Employee mutually agrees, in writing, to terminate this Agreement, whether or not it is replaced with a similar agreement;
     (d) The Company notifies the Employee, in writing, that the Agreement is to terminate at the end of its then current term. To be effective, however, this written notice (i) must be given no later than 60 consecutive calendar days before the end of the then current term but (ii) may never be effective during a Protection Period, although a notice of termination of this Agreement given during the portion of the Protection Period before a Displacement may be effective if a Displacement does not occur; or
     (e) All payments due under this Agreement have been fully paid.
     However this Agreement will not terminate if, before the beginning of or during a Protection Period, the Employee is reassigned to a more senior position than that held on the date of this Agreement. In this case, the Agreement will remain in effect, although the benefit levels will automatically be adjusted to the level established for other employees assigned to that classification or, if there is no other employee in that classification, to the highest level in effect under this Agreement.

     11. Dispute Resolution. Any disagreement concerning the calculation of any payment due under this Agreement that is not resolved by agreement between the parties (or by the independent accounting or compensation consulting company described in Paragraph 7 with reference to matters described in that paragraph) or other dispute or controversy arising out of or relating to this Agreement that is not resolved by agreement between the parties, including the basis on which the Employee’s employment is terminated, will be resolved by arbitration in accordance with the rules of the American Arbitration Association. The award of the arbitrator will be final, conclusive and nonappealable and judgment upon the award rendered by the arbitrator may be entered in any court having competent jurisdiction. The arbitrator must be an arbitrator qualified to serve in accordance with the rules of the American Arbitration Association and one who is approved by the Company, before a Displacement, or, after a Displacement, the Displacement Entity and the Employee. If the Employee and the Company, before a Displacement, or, after a Displacement, the Displacement Entity fail to agree on an arbitrator, each must designate a person qualified to serve as an arbitrator in accordance with the rules of the American Arbitration Association and these persons will select the arbitrator from among those persons qualified to serve in accordance with the rules of the American Arbitration Association. Any arbitration relating to this Agreement will be held in Summit County, Ohio (or other geographical area acceptable to the parties).
     The Company, before a Displacement, or, after a Displacement, the Displacement Entity will bear all reasonable costs associated with any dispute arising under this Agreement, including reasonable accounting and legal fees incurred by the Employee in connection with the arbitration proceedings just described. If it is subsequently determined that payment of these costs are parachute payments, the Company, before a Displacement, or, after a Displacement, the Displacement Entity will fully gross-up the Employee for the income, wage, employment and excise taxes associated with that payment so that, after all applicable federal, state and local, income, wage, employment and excise taxes (plus any assessed interest and penalties), the Employee will have incurred no liability (either for these fees or the taxes just listed) with respect to the matters encompassed in this Paragraph 11.
     If otherwise due, payments not being contested under the procedures described in this paragraph will not be deferred during the pendency of procedures described in this paragraph.
     If the arbitrator decides, at the conclusion of the arbitration proceedings described in this paragraph, that the Company, before a Displacement, or, after a Displacement, the Displacement Entity has understated the amount due under this Agreement, the Company, before a Displacement, or, after a Displacement, the Displacement Entity will, subject to application of Paragraph 7 to the aggregate of the amount initially paid under Paragraph 6 and the additional award, pay the additional amount, if any, to the Employee within 30 days after the date of the award along with interest calculated at the interest rate prescribed by the arbitrator. However, if, after application of Paragraph 7 to the arbitrator’s award, the net amount due to the Employee would not increase, no amounts will be paid under this subsection, regardless of the arbitrator’s award.
     12. Notice. For the purposes of this Agreement, notices and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered or mailed by certified or registered mail, return receipt requested, postage prepaid, provided that all notices to the Company or any Subsidiary, before a Displacement, or, after a Displacement, the Displacement Entity, the Employer or any Related Entity shall be directed to the attention of the President of the Company with a copy to the Secretary of the Company, before a Displacement or, after a Displacement, to the President of the Displacement Entity with a copy to the Secretary of the Displacement Entity (or, in the case of the President, directed to the notice of the Chairman of the Board of the Company, before a Displacement, or, after a Displacement, to the Chairman of the board of directors of the Displacement Entity with a copy to the Secretary of the Displacement Entity), or to such other address as either party may have furnished to the other in writing in accordance herewith, except that notice of change of address shall be effective only upon receipt. If the last address given by the Employee is not current, the Employer will use reasonable means to locate the Employee.
     13. Miscellaneous.
          (a) No provisions of this Agreement may be modified, waived, or discharged unless such waiver, modification or discharge is agreed to in writing and signed by the Employee and such officer as may be specifically designated by the Board or the board of directors of the Displacement Entity. No waiver by either party hereto at any time of any breach by the other party hereto of, or compliance with, any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar provisions or conditions at the same or at any prior or subsequent time.
          (b) No agreements or representations, oral or otherwise, express or implied, with respect to the subject matter hereof have been made by either party which are not expressly set forth in this Agreement; provided, however, that this Agreement shall not supersede or in any way limit the rights, duties or obligations the Employee may have under any other written agreement with the Company or any Subsidiary, the Displacement Entity, the Employer or any Related Entity that are not inconsistent with the terms of this Agreement.
          (c) Except as expressly provided in this Agreement, the Employee’s right to receive the payments described in this Agreement will not decrease the amount of, or otherwise adversely affect, any other benefits payable to the Employee under any other plan, agreement or arrangement.
          (d) The Employee is not required to mitigate the amount of any payment described in this Agreement by seeking other employment or otherwise, nor will the amount of any payment or benefit provided for in this Agreement be reduced by any compensation or benefits the Employee earns, or is entitled to receive, in any capacity after termination or by reason of the Employee’s receipt of or right to receive any retirement or other benefits attributable to employment.
          (e) Except as expressly provided elsewhere in this Agreement, the amount of any payment made under this Agreement will be reduced by amounts the Employer is required to withhold in payment (or in anticipation of payment) of any income, wage or employment taxes imposed on the payment.

          (f) The right of an Employee or any other person to receive any amount under this Agreement may not be assigned, transferred, pledged or encumbered except by will or by applicable laws of descent and distribution. Any attempt to assign, transfer, pledge or encumber any amount that is or may be receivable under this Agreement will be null and void and of no legal effect. However, this paragraph will not preclude payment under Paragraph 13(g) of any benefit to which a deceased Employee is entitled.
          (g) Subject to the preceding subparagraph (f), this Agreement inures to the benefit of and may be enforced by the Employee’s personal or legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees.
          (h) If:
               (i) the Employee’s employment relationship shifts between the Company and any Subsidiary before a Displacement or after a Displacement, between the Displacement Entity and any Related Entity and there has been no intervening termination, this Agreement will remain in full force and effect and for all purposes of this Agreement, the Employee’s new employer will be substituted for the Employee’s prior employer.
               (ii) the Employee’s employer is no longer a Subsidiary, whether or not as part of a transaction that constitutes a Displacement, this Agreement will remain in full force and effect. However, the Employee will not be entitled to any amount under this Agreement on account of a Displacement that solely affects the Company after that transfer and is not part of the same transaction through which the employer stopped being a Subsidiary.
     14. Validity. The validity or unenforceability of any provisions of this Agreement shall not affect the validity or enforceability of any other provisions of this Agreement, which shall remain in full force and effect. The validity, interpretation, construction and performance of this Agreement shall be governed by the laws (other than the laws of conflict of laws) of the State of Ohio.
     15. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original by all of which together will constitute one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date above first written.

FirstMerit Corporation

By:	/s/ Christopher J. Mauer

Executive Vice President—Human Resources

Employee: Paul Greig

/s/ Paul Greig

(Signature)

Paul Greig

(Print Name)

Displacement Agreement
Exhibit A

Name of Executive:	Paul Greig

Item6(c)(ii): Multiplied By:	1.0

Item6(c)(iii): Multiplied By:	1.0

Item6(c)(v):	36

Item6(c)(vii): Outplacement Fee:	$35,000

Item10	36